Exhibit 99.2

Invest m ent Corp. Fi r s t Q u ar t e r 2 0 17 E arnin g s and P e r f orman c e Hi ghl i g h ts P r e se nt a t i on M a y 1 0 , 2 0 17

Safe Harbor Statement

This presentation includes "forward-looking statements" within the meaning of the U.S. securities laws that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions, interest rates, the general economy and political conditions and related matters. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission's website at www.sec.gov.

All subsequent written and oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Performance Highlights: First Quarter

- First Quarter 2017
  - Dividend of $0.15 per common share
  - Comprehensive income of $5.0 million, or $0.29 per common share
  - GAAP net income of $1.5 million, or $0.08 per common share
  - Core earnings[1] of $2.7 million, or $0.15 per common share
  - Net book value increase of $0.14 cents to $6.14 per common share
  - Realized a positive economic return on our common stock of 4.8% for the quarter (19.3% annualized)[2]
  - We reduced our credit exposure by $43.8 million as credit spreads tightened
  - We redeployed capital into Agency hybrid arms which increased from $788.7 million to $998.9 million
  - Leverage of 6.7x on stockholders' equity as of March 31, 2017

Footnotes:

1) Core Earnings is a non-GAAP measure that we define as GAAP net income, excluding impairment losses, realized and unrealized gains or losses on the aggregate portfolio and certain non-recurring upfront costs related to securitization transactions or other one-time charges. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments
2) Economic return is a non-GAAP measure that we define as the sum of the change in net book value per common share and dividends declared on our common stock during the period over the beginning net book value per common share

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Market Observations: First Quarter 2017

- Rates stabilized in the first quarter with the 10 yr. UST trading in a range of 2.31% to 2.63%
- Investors have grown more cautious of the new administration's ability to quickly implement its reflationary agenda
- The market expects two more Fed tightening moves this year
- It appears the Fed will begin shrinking its balance sheet by year end 2017
- The yield curve flattened with the 2/10's treasury spread declining from 125 bps to 113 bps.
- Credit spreads generally tightened
- Agency repo rate averaged approximately 102 bps in the quarter
- Increasing supply of Agency MBS and wider spreads is positive for investments in Agency MBS

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Investment Strategy

- As we communicated previously, we intend to focus on a business strategy that is simpler to understand and more cost efficient
- Our focus is now primarily upon Agency hybrid floating-rate securities and Freddie Mac K-series Multifamily credit exposure
- Exiting our prime jumbo securitization platform has allowed us to meaningfully reduce our fixed expenses going forward (i.e. after Q1 2017)
- Investing in intermediate floating rate Agency hybrid securities should allow us to capture yield along the curve while minimizing extension risk
- Agency intermediate term hybrid securities should benefit from rolling down the yield curve
- The Fed's intention to reduce its balance sheet we believe is a net positive for our Agency reinvestment and is expected to add a strong tail wind to MBS spread investments for years to come
- We have reduced our repo-funded Freddie Mac K-series investments as spreads have tightened
- We have employed an active hedging strategy in an attempt to minimize large price changes resulting from movements in rates and changes in the shape of the yield curve
- Approximately 60% of our hedges mature in two years or less
- We have booked $492million in gross loan volume as a limited rep and warranty risk backstop guarantee provider on prime jumbo loans sold through MAXEX's LNEX Exchange

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ARM and Credit Portfolios

Five Oaks Investment Corp.

ARMPortfolio: 3/31/2017										
Months to Reset	% of ARMPortfolio		Current Face Value	Weighted Avg. Coupon	Weighted Avg. Amortized Purchase Price		Amortized Cost	Weighted Avg. Market Price		Market Value
0 -36	0.7%	$	7,194,557	2.30%	102.78	$	7,394,910.55	102.20	$	7,352,958.23
37-60	7.4%	$	72,974,753	2.23%	102.66	$	74,912,977.57	101.78	$	74,272,478.95
61-72	17.0%	$	166,926,864	2.57%	102.55	$	171,178,323.24	102.13	$	170,485,809.40
73-84	74.8%	$	733,748,017	2.54%	101.88	$	747,560,302.80	101.77	$	746,748,575.55
Total ARMs	100.0%	$	980,844,191	2.52%	102.06	$	1,001,046,514.16	101.84	$	998,859,822.12

- Our 1Q17 Agency ARM Portfolio has a three month CPR of 7.2%
- Our weighted average coupon is 2.52%
- Our weighted average purchase price is $102.06
- Lower coupon and dollar price hybrids benefit from “roll down the curve”
- To date, we have not experienced any delinquencies in the underlying loan portfolios of our Freddie Mac K-series investments

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Core Earnings Analysis: First Quarter 2017

GAAP to Core Earnings Reconciliation

		Quarter Ended March 31, 2017
Reconciliation of GAAP to non-GAAP Information		
Net Income (loss) attributable to common shareholders	$	1,488,632
Adjustments for non-core earnings		
Realized (Gain) Loss on sale of investments, net	$	9,317,003
Unrealized Gain (Loss) on fair value securities	$	(9,448,270)
Realized (Gain) Loss on derivative contracts, net	$	(2,233,051)
Unrealized (Gain) Loss on derivative contracts, net	$	3,077,088
Realized (Gain) Loss on mortgage loans held-for-sale	$	174
Unrealized (Gain) Loss on mortgage loans held-for-sale	$	3,709
Unrealized (Gain) Loss on mortgage servicing rights	$	126,446
Unrealized (Gain) Loss on multi-family loans held in securitization trusts	$	(1,299,630)
Unrealized (Gain) Loss on residentail loans held in securitization trusts	$	368,343
Other income	$	(12,171)
Subtotal	$	(100,363)
Other Adjustments		
Recognized compensation expense related to restricted common stock	$	6,620
Adjustment for consolidated securities/securitization costs	$	1,136,592
Adjustment for one-time charges	$	152,322
Core Earnings	$	2,683,807
Weighted average shares outstanding - Basic and Diluted		17,539,258
Core Earnings per weighted average share outstanding - Basic and Diluted	$	0.15

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Portfolio Analysis: First Quarter 2016 vs. 2017


1Q 2016
0.86%
2.53%
2.13%
28.92%
51.51%
9.48%
4.56%
Agency Fixed
Agency ARMs
Legacy Non-Agency
RMBS 2.0
Multi-Family MBS
Residential Whole Loans
Mortgage Servicing Rights


1Q 2017
0.26%
0.42%
5.19%
0.10%
0.46%
93.57%
Agency Fixed
Agency ARMs
RMBS 2.0
Multi-Family MBS
Residential Whole Loans
Mortgage Servicing Rights

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E n d of P r ese n t a tion Inves t m ent C o rp. 9